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                    [LETTERHEAD] GOODWIN, PROCTER & HOAR LLP


                                October 17, 1996


VIA EDGAR

Filing Desk
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

         Re:     Gables Residential Trust:  Registration Statement on Form S-3

Ladies and Gentlemen:

         Transmitted herewith for filing on behalf of Gables Residential Trust (the "Company") pursuant to Section 6 of the Securities Act of 1933, as amended, and Rule 402 thereunder, is the Company's Registration Statement on Form S-3 (the "Registration Statement"), relating to the registration of $300 million of an indeterminate amount of the Company's debt securities, preferred shares of beneficial interest, par value $.01 per share, common shares of beneficial interest, par value $.01 per share, and warrants.

         Additionally, a wire transfer in the amount of $90,125.00, representing payment of the registration fee, has been wired to the SEC's lockbox with Mellon Bank.

         If you have any questions or comments with respect to the attached document please do not hesitate to telephone me at (617) 570-1019 or Ettore Santucci of this office at (617) 570-1531.

                                        Very truly yours,

                                        /s/ Bradley A. Jacobson
                                        --------------------------------
                                        Bradley A. Jacobson